Exhibit 23.2

CONSENT OF DOUGLAS L. BEAHM

The undersigned hereby consents to:

(i)

The filing of the technical report summary entitled “2022 Initial Assessment On The Workman Creek Project US SEC Subpart 1300 Regulation S-K Report Gila County, Arizona, USA” dated February 14, 2023 (the “TRS”), filed as Exhibit 96.1 to the Current Report on Form 8-K dated March 14, 2023 (the “8-K”) of Uranium Energy Corp. (the “Company”) being filed with the United States Securities and Exchange Commission;

(ii)

The incorporation by reference of such TRS attached as Exhibit 96.1 to the 8-K into the Company’s Form S-3 Registration Statements (File Nos. 333-160565, 333-164256, 333-165223, 333-170800, 333-192401, 333-198196, 333-198601, 333-208013, 333-210552, 333-218025, 333-220404, 333-223881, 333-225059, 333-229382, 333-235878, 333-236571, 333-251508 and 333-256170), and any amendments thereto (the “S-3s”);

(iii)	The incorporation by reference of such TRS attached as Exhibit 96.1 to the 8-K into the Company’s Form S-8 Registration Statement (File No. 333-262197) and any amendment thereto (the “S-8”); and

(iv)	The use of my name in the S-3s and the S-8.

/s/ Douglas L. Beahm
Douglas L. Beahm, P.E., P.G., SME Registered Member

Date: March 14, 2023.